DEBBIE REYNOLDS HOTEL & CASINO, INC

For Immediate Release

         Las Vegas, Nevada, November 17, 1997 - Debbie Reynolds Hotel & Casino, Inc. ("DRHC"), a Nevada Corporation, announces today that it has entered into a Binding Letter of Intent with Central Florida Investments Inc., ("CFI"), an affiliate of David A. Siegel, ("Siegel"), Owner and President of Westgate Resorts, one of the largest timeshare developers in the world, and TD Entertainment, ("TD"), an affiliate of Todd Fisher and Debbie Reynolds.
TD shall acquire the rights to utilize the name and likeness of Debbie Reynolds and also shall acquire the rights from the Hollywood Motion Picture and Television Museum to operate the Museum as it currently operates at the hotel.

Pursuant to the Binding Letter of Intent CFI will cause to be made a loan of $15,650,000 to be secured by a first mortgage on DRHC's property and invest an additional $3,000,000 of equity into DRHC. The $18,650,000 will be used, through a plan of reorganization, to satisfy debt, renovate the existing property, provide working capital and to recapitalize DRHC.

In consideration for arranging the mortgage and investing the equity, DRHC will issue CFI shares of common stock totalling 85% ownership in DRHC and a warrant to purchase an additional 8,000,000 shares of common stock for a term of 2 years with an exercise price ranging from $0.75 to $1.00 per share.

As a condition precedent to arranging the mortgage and investing the equity into DRHC, CFI is requesting and TD has agreed to enter into a 10 year space lease with DRHC which provides that Debbie Reynolds name and likeness continue to be utilized, that Debbie Reynolds provides showroom services and that the Hollywood Museum remain on the hotel property for the duration of the lease. The TD lease will include the casino, showroom, museum, giftshop and bar.

All parties are committed to complete all remaining due diligence, take any and all corporate action and seek governmental and bankruptcy court approvals, if any, pertaining to the transactions contemplated with a view to close late in the first quarter of 1998; however, there can be no assurance that the closing will occur.

On July 3, 1997 the Company filed for relief under Chapter 11 of the Bankruptcy Code, due to the inability of the Company to generate sufficient funds to cover, on a timely basis all of its debts. The Company is seeking reorganization of its debts. Also filing were subsidiary companies Debbie Reynolds Management Company and Debbie Reynolds Resorts, Inc. In addition to filing personal bankruptcy under Chapter 11, Miss Debbie Reynolds resigned as Chairman of the Board, Director and an Officer of Debbie Reynolds Hotel & Casino, Inc., Debbie Reynolds Management Company and Debbie Reynolds Resorts, Inc.

The terms set forth in the Binding Letter of Intent are subject to the approval of the Bankruptcy Court and shareholders maybe required to approve an increase in authorized capital stock.

It is the intention of DRHC to formulate a plan of reorganization and submit the plan to federal bankruptcy court for approval.

For more information, please call Todd Fisher, CEO, (702) 734-0711.

November 13, 1997



David A. Siegel
c/o Central Florida Investments Inc.
5601 Windhover Drive
Orlando, Florida  32819


Dear Mr. Siegel:

   This letter is intended to confirm the agreement by and between Central Florida Investments Inc. and/or its assigns (hereinafter referred to as "CFI"), Debbie Reynolds Hotel & Casino, Inc., a Nevada corporation,and its subsidiaries, Debbie Reynolds Management Company,and Debbie Reynolds Resorts, Inc.(hereinafter collectively the "Company"), and T.D. Entertainment, ("TD"), regarding the essential terms of the following proposed stock acquisition and financing/lease transactions. TD warrants that it has the rights to utilize the name and likeness of Debbie Reynolds and to furnish the services of Debbie Reynolds to the extent required herein. TD warrants that it has the rights from the Hollywood Motion Picture and Television Museum of California, a non-profit California museum operation as it currently operates (the "Museum Property"). All references herein to "you" shall refer to you and your assigns and/or designees. All references to "we" or "the parties" shall refer to you, TD, and the Company.

   We understand and acknowledge that this letter agreement contemplates the consummation of five separate and distinct transactions:

1. The making of a $250,000 loan by you to the Company for use as pre-confirmation operating capital;

2. The securing of a $15,650,000 loan to the Company in consideration for the issuance of 49% of the Company's outstanding common stock;

3. The issuance to you of an additional 36% of the Company's outstanding common stock in consideration for payment of $3,000,000 of equity;

4. The issuance to you of stock purchase warrants to purchase 8,000,000 restricted shares of the Company's common stock; and

5. The lease of certain premises, furniture, fixtures and equipment by the Company to TD in addition to the issuance of the 5,000,000 warrants.

A.    The $250,000 Loan.

  We agree that you will loan $250,000 to the Company (the "Bridge Loan") immediately upon approval of the Bridge Loan and the Break-out Commitment Fee setforth in Section B herein by the Bankruptcy Court, and that the Company shall file a motion to approve such Bridge Loan and the Break-out Commitment Fee upon the parties' execution of this letter. This Bridge Loan shall be made prior to confirmation of the Company's proposed plan of reorganization (the "Plan") in consideration for a "super priority" claim in the Company's Chapter 11 reorganization proceeding pursuant to 11 U.S.C. 364(c) and all other applicable provisions of the Bankruptcy Code. We agree that the Bridge Loan is being made to enable the Company to use the funds for operating capital during the pendency of its Chapter 11 reorganization proceeding. Your obligation to loan such funds is contingent only upon the Company's receipt of Bankruptcy Court approval for such Bridge Loan and Break-out Commitment Fee; and is not contingent upon the confirmation of the Plan or the consummation of any of the other transactions contemplated hereby.

  The Bridge Loan shall bear interest at the rate of 12% per annum from the date of the Bridge Loan until March 1, 1998. The Company shall pay all costs and expenses in connection with the Bridge Loan such as taxes or applicable filing fees in connection therewith. In the event the Bridge Loan, together with all accrued interest thereon is not paid in full on or before March 1, 1998, the Bridge Loan shall thereafter bear interest at the rate of 18% per annum until paid. In connection with the Bridge Loan, the Company shall execute a promissory note in customary form for transactions of this nature. It is contemplated that the Bridge Loan shall be repaid with interest after the Plan is confirmed by the United States Bankruptcy Court, District of Nevada (the "Bankruptcy Court") from the proceeds of the loan described in Section B, below. It is agreed, however, that neither the approval of the Plan, or the consummation of the transactions contemplated by this Agreement, shall be conditions precedent to the repayment of the Bridge Loan, it being expressly understood that in the event this transaction does not close for any reason whatsoever, the Bridge Loan shall be deemed a "super priority claim" pursuant to the applicable provisions of 11 U.S.C. 364(c) Bankruptcy Code, and shall be paid at such time as the Bankruptcy Court authorizes payment of other priority claims.

B.       The Bank Loan.

 It is agreed that CFI shall, subject to the terms, conditions and provisions of this Agreement, cause to be made a Loan to the Company (hereinafter referred to as the "Bank Loan") in the sum of $15,650,000. Subject to the terms set forth herein, a written loan commitment, subject to the requirements and conditions of the lender, shall be provided to the Company no later than November 25, 1997, which commitment shall set forth in detail the salient portions of the Bank Loan transaction (the "Loan Commitment"). The Bank Loan shall provide for the payment of a rate of interest, commitment fees, loan points, brokerage fees, closing costs, and other commercially reasonable terms and conditions as are customary for loans secured by hotels in Nevada by institutional lenders. The Bank Loan shall be secured by a first priority deed of trust on Debbie Reynolds Hotel & Casino located at 305 Convention Center Drive, Las Vegas, Nevada 89109, with the exception of those timeshare units which have previously been conveyed to third parties (the "Property").

 Provided the commitment for the Bank Loan is provided as set forth herein, it is agreed that in addition to the Bridge Loan set forth in Section A, above, a fee of $150,000 (hereinafter referred to as the ("Break-Out Commitment
Fee"), shall be payable to CFI if the Company is unable to secure approval of the Plan, including the Bank Loan, from both the Bankruptcy Court and the Company's shareholders. In connection with approval of the Bridge Loan, the Company shall obtain approval from the Bankruptcy Court to treat the Break-Out Commitment Fee as a super priority claim pursuant to 11 U.S.C. 364 (c). The Break-Out Commitment Fee shall be due at the same time as the Bridge Loan set forth in Section A in the event this transaction fails to close. The purpose of the Break-Out Commitment Fee is to reimburse CFI for costs and expenses incurred in arranging the Bank Loan set forth herein, and in this regard, it is recognized, acknowledged and understood that you shall be incurring out-of-pocket expenses in connection with arranging such Bridge Loan, including, but not limited to, professional fees and expenses related to CFI's due diligence. At such time as the Plan and Bank Loan are approved, the Company shall execute any and all documents reasonably required in order to close such Bank Loan transaction.

 We understand and acknowledge that the Bank Loan must be approved by the Bankruptcy Court in connection with its confirmation of the proposed Plan, which shall set forth the terms and conditions of the Bank Loan. The Company intends to use the Bank Loan proceeds and the $3,000,000 proceeds from the sale of the Sale Stock (defined below) as follows: (i) a total of up to $14,000,000 to pay its secured and unsecured creditors, contingent liabilities and administrative costs through a confirmed Plan; (ii) $1,200,000 to pay certain renovation and other costs associated with the Leased Premises (as defined below); (iii) $2,800,000 to make certain capital improvements to the Property and as operating capital; and (v) $650,000 as an interest reserve for the Bank Loan. In connection with the renovation as set forth in section (ii) herein, it is agreed that such renovations shall include the second floor and the relocation of the restaurant, and shall also include certain renovations to the casino, specifically excluding, however, any equipment or other expenditures which are prohibited pursuant to applicable licensing requirements. It is understood and agreed that at the time of closing the Reorganized Company will be debt free subject only to the lien of the Bank Loan, and that all other claims, debts, charges, fees and expenses will be satisfied and released as part of the confirmation of the Bankruptcy Plan.

 In consideration for your providing or causing the Bank Loan to be made, the Company will issue to you sufficient shares such that after such shares are issued, you will own 49% of the Company's issued and outstanding shares of restricted common stock (the "Stock") upon confirmation of the Plan by the Bankruptcy Court and issuance of the Bank Loan proceeds to the Company by the Bank. We agree that the Company will be under no obligation to issue such stock to you unless and until the Plan is confirmed and the Bank Loan is, in fact, made, and there is compliance by you of applicable securities laws. You understand that the Sale Stock to be issued are restricted shares which will be issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") and applicable exemptions under state securities laws. The closing of the Bank Loan and the other transactions contemplated hereby shall occur on or before March 1, 1998.

 It is agreed that CFI may attempt to negotiate settlements with the Company's secured and undisputed unsecured creditors. In connection with such settlements, CFI may, however shall not be obligated to, provide funds necessary to pay and/or purchase such undisputed creditor claims prior to confirmation of the Plan. CFI shall further negotiate the terms pursuant to which such undisputed claims are to be resolved. Any and all negotiations shall be approved by the Company and the Bankruptcy Court. Any and all savings received from the settlement of the undisputed claims which are presently allocated to be satisfied from the proceeds of the Bank Loan described in Section B and the sale of stock set forth in Section C shall inure solely to the benefit of CFI. This benefit to CFI must be approved by the Bankruptcy Court.

C.  The Sale of Stock.

  We agree that the Company will, upon confirmation of the Plan, the funding of the Bank Loan, and having obtained all corporate resolutions required by law and/or the Company's articles of incorporation, issue you an additional 36% of the Company's common stock (the "Sale Stock")and you will make payment of $3,000,000 to the Company. You will be entitled to obtain the Sale Stock by payment of $3,000,000 to the Company pursuant to a Subscription Agreement. We agree that the Company shall be under no obligation to issue the Sale Stock unless all other transactions contemplated by this letter agreement have been consummated, or are being consummated contemporaneously with the issuance of the Stock, and there is compliance by you of applicable securities laws. You understand that the Sale Stock to be issued are restricted shares which will be issued in reliance upon the exemption from registration provided by Section 4(2) 1933 Act and applicable exemptions under state securities laws. After the issuance of the shares referenced in Sections B and C hereof, CFI will own in the aggregate 85% of the issued and outstanding shares. No other shares shall be issued without CFI's consent.

D. The Warrants to CFI.

  We agree that the Company will, upon confirmation of the Plan, the funding of the Bank Loan, your payment for the Sale Stock and having obtained all necessary corporate resolutions and approvals required by law and/or the Company's articles of incorporation, issue written stock purchase warrants to you for the purchase of an additional 8,000,000 shares of the Company's common stock (the "CFI Warrants") The CFI Warrants will have a term of 2 years from the date of issuance and the shares will be exercised as follows:
                  Number of Shares          Exercise Price
                   3,000,000      at              $ 0.75
                   5,000,000      at              $ 1.00

  Notwithstanding anything contained herein to the contrary, the CFI Warrants may be exercised in whole or in part. The issuance of the underlying shares of the CFI Warrants are conditioned upon payment in full of the exercise price set forth above. The underlying shares are restricted shares and are subject to "piggy-back" registration rights which will be issued in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and applicable exemptions under state securities laws. Notwithstanding anything contained herein to the contrary the exercise of the Warrants by TD or its assigns shall be contingent upon TD not being in default pursuant to the lease and not otherwise electing to cancel the lease pursuant to Section (F)(t).

E. The Warrants to TD.

 The Company shall, upon confirmation of the Plan, the funding of the Bank Loan, the completion of the stock sale, as well as the completion of all other transactions contemplated hereby, issue to TD written stock purchase warrants for the purchase of an additional 5,000,000 of the Company's common stock subject to all corporate resolutions and approvals required by law and/or the Company's Articles of Incorporation, which Warrants will have a term of two (2) years from the date of issuance and shall be exercised as follows:

                Number of Shares       Exercise Price
                  3,000,000        at       $0.75
                  2,000,000        at       $1.00

 Notwithstanding anything contained herein to the contrary, the TD Warrants may be exercised in whole or in part. The issuance of the underlying shares of the TD Warrants are conditioned upon payment in full of the exercise price set forth above. The underlying shares are restricted shares and are subject to "piggy-back" registration rights which will be issued in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and applicable exemptions under state securities laws.

F. The Lease of Premises to TD.

  We agree that the Company will, upon confirmation of the Plan, funding of the Bank Loan, and your payment for the Sale Stock enter into a written lease agreement with TD (the "Lease") which will provide the following essential terms:

(a) The Company, as Lessor, will lease to TD, as Lessee, (i) the existing area where the casino is located; (ii) the existing area where the showroom and its related areas are located; (iii) the gift shop area, subject, however, to CFI's approval of its present location (in the event CFI desires to relocate the gift shop facility, the gift shop facility shall be relocated to an area mutually agreed upon by the parties); (iv) the existing bar facility; (v) the existing executive offices and accounting offices presently located on the first floor;
(vi) the existing first floor restaurant and kitchen space; and (vii) the existing Museum and related areas; and (viii) and shall allow access, use, and ingress and egress to all common areas including parking, restroom facilities, lobby, etc, provided, however, that such common areas, parking facilities, restroom facilities and lobby shall not be deemed part of the Leased Premises, (hereinafter referred to as the "Leased Premises"). Notwithstanding the foregoing, the existing bar facility shall service only the casino and showroom areas, and CFI shall have the exclusive right to all other food and beverage activities.

(b) The Company, as Lessor, will lease to TD, as Lessee, all furniture, fixtures and equipment located in or on the Leased Premises on the date the Leases are executed by the parties (the "FF&E") (excluding all property owned by Hollywood), and further excluding any furniture, fixtures or equipment which TD does not intend to utilize as part of entertainment and casino operation.

(c)TD will pay their own personal property taxes, insurance, utilities and other expenses, including, but not limited to, all sales, use taxes paid or payable in connection with the rental, use, occupation, or operation of the Leased Premises [, which shall be equitably determined. Lessee shall install separate utility meters for the Lease Premises if requested by Lessor at Lessee's sole cost and expense].

(d) The Lease shall provide for the sharing of certain expenses relating to Leased Premises, the Museum Premises, and the common areas.

(e) The Lease will have a term of 10 years unless earlier terminated as and upon the conditions set forth in the Lease. The Lease will include standard terms relating to termination for breach, insolvency, etc.

(f) TD, as Lessee, will pay the sum of $50,000 per month ("Base Rent") to Company, as Lessor, as and for the Leased Premises and the FF&E .

(g) The Company, as Lessor, will, upon execution of the Lease and at its own expense (provided, however, that it will not expend in excess of the $1,200,000 amount funded pursuant to the Bank Loan as set forth herein), promptly undertake the renovation of the first floor casino space located on the Property and the relocation of the restaurant to the second floor of the Property, in accordance with the terms of the Lease and in accordance with a budget and architectural plans approved by Company, CFI and TD. Lessee will be obligated to maintain the Leased Premises, however, Lessor shall be obligated to maintain the structural components of the building in which the Leased Premises are located.

(h) As a condition to TD's performance under its Lease, the Company must be and remain in compliance with all laws, ordinances, rules and/or regulations affecting the Company's gaming licenses, and applications therefor including, but not limited to, all such laws, ordinances, rules and/or regulations governing the minimum number of hotel rooms on the Property.

(i) The Lease shall commence upon the later of (i) its execution, or (ii) its approval by the Bankruptcy Court and, if necessary, the Nevada gaming authorities.

(j) TD, as Lessee, shall have no obligation to pay Base Rent to the Company for
(i) six months from the confirmation of the Plan, the funding of the Bank Loan, and the payment for the Sale Stock, whichever occurs last, or (ii) until 30 days after the Casino is fully licensed and operational, whichever occurs first.

(k) Except as otherwise set forth herein, with respect to CFI increases and upon expansion of the Leased Premises as set forth herein, the Base Rent shall not be subject to increase for the term of the Lease. Commencing with the first day of the 6th lease year, however, Base Rent shall be subject to increase based upon the increases in the consumer price index, all urban wage owners, or the most equivalent index (the "CPI") with the month preceding execution of the Lease being the Base Index. The increase shall be calculated by comparing the Base Index to the index for the month prior to the adjusted date and the Base Rent shall be increased accordingly. The Lease shall thereafter be subject to annual CPI increases.

(l) Neither the Lease, nor any interest therein, shall be assigned, transferred or sublet by Lessee without the express written consent of Lessor, which consent may be unreasonably withheld.

(m) As a condition of this Lease, the Lessee shall be obligated to operate the casino, the showroom in the same manner as its past operation, and the museum during the period of the Lease in a first class manner, and in this regard shall be continuously obligated to operate the showroom on a nightly basis (not including normal dark nights which are customary in the industry), and shall at all times provide first class entertainment consistent with the operation of a first class hotel and casino facility.

(n) CFI shall be entitled to full access to the Leased Premises for the purpose of soliciting the sale of timeshare periods. This right of solicitation of timeshare shall continue during the Lease Term, and no other solicitation shall be allowed by any other persons, firms or entities.

(o) Lessor and Lessee agree to a cross marketing program which will entitle Lessor, its assigns and/or designees, to purchase a reasonable number of tickets to the museum attraction and showroom, and Lessor shall provide a reasonable number of discounted rooms, all at the most favored discounted rates which are or may from time to time be provided to any third parties (the "Most Favored Nation Rate").

(p) Subject to the terms, conditions and provisions of this Lease, Lessor may, however, shall not be obligated to, elect to provide additional space to Lessee for Lessee's casino operation (hereinafter referred to as the Expansion Space"). In the event Lessor elects to provide the Expansion Space, Lessee shall be obligated to lease the Expansion Space. All of the same terms, conditions and provisions of the Lease shall apply to the Expansion Space, provided, however, that the Base Rent shall be subject to increase for the Expansion Space, which increase shall be equal to the fair market value per square foot (hereinafter referred to as the "Fair Market Rent") for the number of square feet provided as part of the Expansion Space. The Fair Market Rent shall be determined by an MAI appraiser who shall be qualified to provide an opinion as to reasonable rental rates for casino space in Las Vegas, Nevada. The appraiser shall be subject to the mutual selection of the parties, and the Fair Market Rent shall be determined as of the time Lessor elects to provide the expansion space. In connection with the Expansion Space, Lessor shall only be obligated to provide a basic shell consisting of painted drywall, electrical outlets, overhead drop ceiling and carpeting (the "Vanilla Shell")

(q) Lessee shall cause Debbie Reynolds to appear and perform at the showroom no less than a minimum of 12 weeks per year for the duration of the lease subject to death or disability.

(r) The Lease shall contain such other terms, conditions and provisions which are customary in lease transactions of this nature.

(s) While it is recognized that CFI shall have the right to use the name Debbie Reynolds ("Reynolds"), as well as her likeness, in connection with marketing activities for the Property, this right to use is specifically identified by letter agreement attached hereto as Exhibit "A".

(t) In the event that TD, after making a good faith effort has been unable to obtain a Nevada gaming license, TD shall have the option to terminate the lease without further liability.

         G.       CFI's Participation in Casino.

  In the event CFI, or its principal, David A. Siegel ("Siegel"), elects to obtain a gaming license, CFI or Siegel, as the case may be, shall be entitled to purchase a 50% interest in Lessee's casino operation in consideration of providing the Vanilla Shell in the Expansion Space, provided further that the total number of occupancy rooms on the Property are doubled from the existing number of rooms, and provided further, that the minimum number of feet in the Expansion Space equals the same number of square feet presently contemplated to encompass Lessee's casino space. It is agreed that each owner in the casino shall be obligated to equally provide the capital necessary to provide for the furniture, fixtures, equipment, and other leasehold improvements necessary for the expanded casino operation in the Expansion Space. Such participation in the casino by Siegel shall be subject to Siegel obtaining all required gaming licenses. In this regard, it is contemplated that TD shall form a company to be known as TD Gaming, to operate the casino portion of the Leased Premises and pay said rent. Siegel will, subject to this Section, acquire a 50% interest in TD Gaming, Inc. In connection with Siegel's ownership interest in TD Gaming, Inc., the parties shall execute a shareholders agreement providing for, among other things, provisions granting each party a right of first refusal of stock transfers. Siegel shall also be entitled to elect 50% of the directors to the board.

         H.       Miscellaneous Provisions.

1. Exclusivity. After the execution of this letter, neither TD nor the Company, nor any of its shareholders, employees, directors or agents will solicit, initiate, entertain or encourage any proposals from any third party relating to any investment in or purchase of the Company or the Property.

2. Expenses. Each party will be responsible for its own expenses in connection with this letter, the definite agreements referred to herein, and all related transactions. Each party will indemnify and hold harmless the other from any claim for brokerage or finders' fees with respect to such transactions by any person claiming to have been engaged by such party. Notwithstanding the foregoing, the Company shall pay and all previously approved and disclosed brokerage commission from the proceeds of the Bank Loan and stock sale.

3. Bankruptcy Court Approval. The parties acknowledge and understand that the Company is a Debtor in Possession in Chapter 11 reorganization proceedings, and that the Company may only perform its contemplated obligations or consummate the transactions referred to herein after it has first obtained an order or orders form the Bankruptcy Court authorizing it to do so and approving such transactions. Accordingly, we agree that our respective obligations to perform the transactions described in this letter agreement are contingent upon the receipt of all necessary Bankruptcy Court approvals, confirmations and/or orders.

4. As part of the Plan, the Company will seek to increase its number of authorized shares of common stock from 25,000,000 to 200,000,000 shares of common stock, subject to all governmental and corporate approvals set forth in this Agreement.

5. Transaction Contingencies. It is acknowledged and agreed that, subject to the additional provisions set forth in Section B hereof, relating to CFI's obligation to make the Bank Loan, CFI's obligations under this Agreement shall be contingent upon CFI's satisfactory review and inspection of the Property. In this regard, CFI shall have until November 25, 1997, to review the Property, including, but not limited to, conducting all necessary inspections and investigations of the Property as CFI may, at his sole discretion, deem necessary (hereinafter referred to as the "Due Diligence Period"). During the Due Diligence Period, the Company, and TD shall make the Property available for the inspection by CFI and his authorized representatives and, in this regard, shall provide all documents, books, records, agreements, surveys, environmental reports, appraisals, or any other documents in the possession and/or control of the Company or TD which may be requested by CFI. In the event CFI determines in his sole discretion, based upon such investigations, that the Property is unsuitable, CFI may elect to terminate his obligations under the Agreement by providing notice to the Company, and TD, in which case CFI, Company, and TD shall be relieved from all obligations under this Agreement, provided, however, that Company shall remain liable for repayment of the Bridge Loan, together with interest thereon, as provided in Section A, above.

6. Other Approvals and Actions. The Company shall, in connection with the closing of this transaction, authorize and issue such additional shares of stock as may be necessary to complete this transaction, and shall prepare all filings and obtain such other approvals and authorizations as may be necessary pursuant to all local, state and federal laws, including all applicable rules, regulations and requirements of the Securities Exchange Commission ("SEC"), and shall also obtain all board resolutions and shareholder approvals as may be required to close this transaction. At the time of closing, the Company shall furnish CFI with an opinion of its counsel that all resolutions and approvals have been obtained, and all other conditions precedent necessary to close this transaction occurred.

7. Board Representation. In connection with the issuance of stock and Sale Stock to CFI as contemplated hereby, CFI shall also be entitled to designate directors for a sufficient number of board seats which shall represent control of the board of directors. CFI agrees to elect and retain one director designated by TD. In the event that CFI increases the board of directors to more than five, additional board seats for TD will be discussed and subject to further mutual agreement.

8. Attorneys Fees. In the event any litigation arises under this Agreement, the prevailing party shall be entitled to recovery of all court costs and reasonable attorneys fees, inclusive of court costs and attorneys fees incurred in any appellate proceedings.


9. Ownership. Nothing in this letter shall give CFI any ownership interest in the assets of Hollywood Motion Picture and Television Museum, a California non-profit corporation, nor shall this letter be construed to imply that the Company has any interest in the assets of Hollywood.

10. Binding Effect. THE PARTIES ACKNOWLEDGE AND UNDERSTAND THAT THIS IS A LEGALLY BINDING AGREEMENT AS TO THE TERMS SET FORTH HEREIN SUBJECT TO THE APPROVAL OF BANKRUPTCY COURT .

11. Definitive Agreements. Any and all definitive agreements referred to herein will contain the customary representations, warranties and covenants. We agree to exercise our best efforts to negotiate and execute these definitive agreements in a timely manner.

Please indicate your acceptance and approval of the foregoing statement of our mutual agreements. This letter maybe executed in counterparts, and signatures exchanged via facsimile transmission shall have the same effect as original signatures.

                           Very truly yours,

                           DEBBIE REYNOLDS HOTEL & CASINO, INC.


                           By:/s/Todd Fisher
                           Todd Fisher, President


                           TD ENTERTAINMENT, INC.


                           By:/s/Todd Fisher
                           Todd Fisher, President

Acknowledged, Accepted and Agreed
this 13 day of November, 1997.

CENTRAL FLORIDA INVESTMENTS, INC.,
a Florida corporation


By: /s/ Michael Marder
    By Attorney-in-Fact, Michael E. Marder, for David A. Siegel, President


By: /s/ Michael Marder
    By Attorney-in-Fact, Michael E. Marder